UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM 10

General Form for Registration of Securities of Small Business Issuers

Under Section 12(g) of the Securities Exchange Act of 1934

PUBLIC COMPANY MANAGEMENT CORPORATION

(Exact Name Of Company As Specified In Its Charter)

Nevada	88-0493734
(State of Incorporation)	(I.R.S. Employer Identification No.)

9340 Wilshire Boulevard, Suite 203 Beverly Hills, CA	90212
(Address of Principal Executive Offices)	(ZIP Code)

Company’s Telephone Number, Including Area Code: 310.862.1957

Securities to be Registered Under Section 12(g) of the Act: Common Stock, $ 0.001
(Title of Class)

Indicate by check mark whether the Company is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐

Non-accelerated filer ☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)
	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Company has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

1

2

PART I

ITEM 1. DESCRIPTION OF BUSINESS

Some of the statements contained in this Registration Statement on Form 10 of Public Company Management Corporation, a Nevada corporation (hereinafter the “Company or “we”), discusses future expectations, contain projections of our plan of operation or financial condition or state other forward-looking information. In this Registration Statement, forward-looking statements are identified by the words such as “anticipate,” “plan,” “believe,” “expect,” “estimate,” and the like. Forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results or plans to differ materially from those expressed or implied. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on a range of factors and is derived using numerous assumptions. A reader, whether investing in the Company’s securities or not, should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. Any safe harbor provisions under the federal securities law may not apply to an issuer that issues penny stock. The Company does not assume any obligation to update any forward-looking statements to reflect events or circumstances after the date of this Registration Statement except as required by applicable law.

Important factors that may cause actual results to differ from projections include, the success or failure of management’s efforts to implement the Company’s plan of operation; the effect of changing economic conditions impacting our plan of operation (including the coronavirus COVID-19 and its mutations pandemic and other events such as territorial wars or conflicts, terrorist attacks, or natural disasters), and the ability of the Company to meet the other risks as may be described in this and future filings with the United States Securities and Exchange Commission (the “SEC”).

General Background of the Company

Public Company Management Corporation was incorporated under the name of MyOffiz, Inc. on October 26, 2000, under the laws of the State of Nevada. On November 6, 2004, the Company changed its name from MyOffiz, Inc. to Public Company Management Corporation.

The Company was a management consulting firm that educated and assisted small businesses to improve their management, corporate governance, regulatory compliance, and other business processes, with a focus on capital market participation. The Company did intend to provide solutions to clients at various stages of the business lifecycle by:

·	Educational products to improve business processes or explore entering the capital markets;
·	Startup consulting to early-stage companies planning for growth;
·	Management consulting to companies seeking to enter the capital markets via self-underwriting or direct public offering or to move from one capital market to another; and
·	Compliance services to fully reporting, publicly traded companies .

The Company generated revenues primarily from consulting services that we provided to private company clients seeking to become fully reporting, publicly traded companies. The Company also generated revenue from regulatory compliance services that the Company was providing to public company clients that are required to file periodic and other reports with the SEC. The Company would be paid for these services for a flat fee consisting of cash and restricted shares of the Company’s clients common stock.

The Company provided its services primarily through GoPublicToday.com, Inc., Pubco WhitePapers, Inc., Public Company Management Services, Inc. and Nevada Management Corporation, Inc., subsidiaries of the Company.

3

Predicated upon the economic recession of 2008, commencing with the subprime mortgage crisis and bank crisis, the stock market plummeted, erasing wealth, i.e., foreclosures continued to rise, and this housing bust caused the stock market to dive and eventually crash in September 2008, ultimately losing more than half its value. At that time and prior, the Company faced competition from a large number of consulting firms, investment banks, venture capitalists, merchant banks, financial advisors and other similar management consulting and regulatory compliance services firms. With the lack of companies to raise funds in the marketplace and the intense competition in every aspect of the Company’s business, and particularly from other firms which offer management, compliance, and other consulting services to private and public companies, we were unable to operate profitably.

As of October 1, 2012, and thereafter, the Company can be defined as a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The Company currently intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues in exchange for its securities. The Company has no particular acquisitions in mind and has not entered into any negotiations regarding such an acquisition. The Company's officer and director has not engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date hereof. The majority shareholder had preliminary negotiations that would have resulted in a change in control. There is no negotiations or transactions pending.

Business Objectives of the Company

From October 1, 2012 until September 30, 2020, the Company had no or limited business operations. Since October 1, 2020, current management (which includes participation by our majority shareholder) has determined to direct its efforts and limited resources to pursue potential new business opportunities. The Company's purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who or which desire to seek the perceived advantages of an issuer who has complied with the Exchange Act. The Company will not restrict its search to any specific business, industry, or geographical location and the Company may participate in a business venture of virtually any kind or nature and we have not established any particular criteria upon which we consider a business opportunity. This discussion of the proposed business herein is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to search for and enter into potential business opportunities. Management anticipates that it may be able to participate in only one potential business venture because the Company has nominal assets and limited financial resources.

General Overview

Covid-19.

The coronavirus disease (COVID-19) pandemic has adversely affected, and other events (such as a significant outbreak of variations thereof or other infectious diseases could adversely affect), the economies and financial markets worldwide, and the business of any potential target business with which we consummate an initial business combination could be materially and adversely affected. Furthermore, we may be unable to complete an initial business combination if concerns relating to COVID-19 continue to restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for an initial business combination will depend on future developments, which are highly uncertain and cannot be predicted, including added information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others.

If the disruptions posed by COVID-19 continue for an extensive period of time, our ability to consummate an initial business combination, or the operations of a target business with which we ultimately consummate an initial business combination, may be materially adversely affected. In addition, our ability to consummate a transaction may be dependent on our ability to raise additional equity and debt financing which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity in third-party financing being unavailable on terms acceptable to us or at all.

4

Further, the disruptions have negatively affected the stock market and investor sentiment. The perceived value of the Company and the price of our common stock may be affected as investors favor and seek less volatile or traditional companies (or assume more risk) during the times of market uncertainty and instability. Further, it is currently difficult to estimate with any certainty how long the pandemic and the effect on the economy will continue and its effect on the ability of the Company to locate and consummate a merger or acquisition or business combination with a private entity.

Russia Ukraine Conflict.

The extent to which the Russia Ukraine conflict impacts our search for an initial business combination will depend on future developments, which are highly uncertain, cannot be predicted and may include but are not limited to the potential effect of bans, sanction programs, additional licensing requirements, and/or boycotts as they may have an effect on the merger or acquisition or business combination with a private entity. The degree of uncertainty surrounding an existing or escalating conflict is uncertain and cannot be predicted, including added information which may emerge concerning the conflict and its impact. We have no basis to evaluate the possible risks of the Russia Ukraine conflict.

Climate-Related Issues.

The extent to which the Company may be required to make certain climate-related disclosures in connection with the business of any potential target business is unknown; however, the Company may be required to provide information about climate-related risks that are reasonably likely to have a material impact on the target business, its results of operations, or financial condition, and may be required to provide certain climate-related financial statement metrics in a note to the audited financial statements. We have no basis to evaluate the climate and climate related risks. The degree of uncertainty and impact cannot be predicted.

Company is a Shell Company with Penny Stock.

At present, the Company is a development stage company with no revenues, nominal assets and no specific business plan or purpose. The Company’s business plan is to seek new business opportunities or to engage in a merger or acquisition with an unidentified company. As a result, the Company is a shell company. Rule 405 and 12b-2 of the Exchange Act defines a shell company as an issuer that that has no or nominal operations and either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

The Company’s common stock is a “penny stock,” as defined in Rule 3a51-1 promulgated by the SEC under the Exchange Act. The penny stock rules require a broker-dealer, prior to a transaction in penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. These disclosure rules have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. So long as the common stock of the Company is subject to the penny stock rules, it may be more difficult to sell the Company’s common stock.

A shell issuer may also be a blank check company or a blind pool company, a company in the developmental stage, any company that has no specific business plan or purpose, or a company that has as its business plan to merge with or acquire an unidentified third property. Accordingly, the Company may be required, under current and proposed new rules and amendments of the SEC, to provide enhanced disclosures for investor protection in the event that we engage in a merger or acquisition with an unidentified company substantially similar to those required in registration statements for an initial public offering.

5

Effect of Amended Rule 15c2-11 on the Company’s securities.

The SEC released and published a Final Rulemaking on Publication or Submission of Quotations without Specified Information amending Rule 15c2-11 under the Exchange Act ("Rule 15c2-11,” the "Amended Rule 15c2-11"). To be eligible for public quotations on an ongoing basis, Amended Rule 15c2-11's modified the "piggyback exemption" that required that (i) the specified current information about the company is publicly available, and (ii) the security is subject to a one-sided (i.e., a bid or offer) priced quotation, with no more than four business days in succession without a quotation. Under Amended Rule 15c2-11, shell companies like the Company (and formerly suspended securities) may only rely on the piggyback exemption in certain limited circumstances. The Amended Rule 15c2-11 requires, among other requirements, that a broker-dealer has a reasonable basis for believing that information about the issuer of securities is accurate. Our security holders may find it more difficult to deposit common stock with a broker-dealer, and if deposited, more difficult to trade the securities on the OTC Markets Group, Inc. Pink Open Market Platform (“Pink Sheets”). The Company intends to provide the specified current information under the Exchange Act but there is no assurance that a broker-dealer will accept our common stock or if accepted, that the broker-dealer will rely on our disclosure of the specified current information.

Unavailability of Rule 144 for Resale.

Rule 144(i) “Unavailability to Securities of Issuers With No or Nominal Operations and No or Nominal Non-Cash Assets” provides that Rule 144 is not available for the resale of securities initially issued by an issuer that is a shell company. We have identified our company as a shell company and, therefore, the holders of our securities may not rely on Rule 144 to have the restriction removed from their securities without registration or until the Company is no longer identified as a shell company and has filed all requisite periodic reports under the Exchange Act for the period of twelve (12) months.

As a result of our classification as a shell company, our investors are not allowed to rely on the “safe harbor” provisions of Rule 144, promulgated pursuant to the Securities Act of 1933, as amended (“Securities Act”), so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a shell company. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

ITEM 1A. RISK FACTORS

Forward-Looking Statements

This Registration Statement on Form 10 contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the market in which we operate, our beliefs and our management’s assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf. Words such as “expects,” “anticipates,” “goals,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guaranties of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict or assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements.

Any investment in our shares of common stock involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information contained in this Registration Statement before you decide to invest in our common stock. Each of the following risks may materially and adversely affect our business objective, plan of operation and financial condition. These risks may cause the market price of our common stock to decline, which may cause you to lose all or a part of the money you invested in our common stock. We provide the following cautionary discussion of risks, uncertainties, and possible assumptions relevant to our business plan. In addition to other information included in this Registration Statement, the following factors should be considered in evaluating the Company’s business and future prospects.

6

Risks Related to the Company

The Company has not identified a target business.

The Company’s effort in identifying a prospective target business will not be limited to a particular industry and the Company may acquire a business in any industry management deems appropriate. To date, the Company has not selected any target business on which to concentrate our search for a business combination. While the Company intends to focus on target businesses in the United States, we are not limited to U.S. entities and may consummate a business combination with a target business outside of the United States. Accordingly, there is no basis for investors in the Company’s common stock to evaluate the possible merits or risks of the target business or the particular industry in which we may operate.

To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that we effect a business combination with an entity in an industry characterized by an elevated level of risk, we may be affected by the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes many industries which experience rapid growth. In addition, although the Company’s management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses.

Management anticipates that target business candidates will be brought to our attention from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers, and other members of the financial community, who may present solicited or unsolicited proposals. Our management may also bring to our attention target business candidates. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation in connection with a business combination. In no event, however, will we pay management any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination.

Selection of a target business and structuring of a business combination.

Repository Services LLC owns 70.3% of the issued and outstanding shares of common stock of the Company and will have broad flexibility in identifying and selecting a prospective target business. In evaluating a prospective target business, our management will consider, among other factors, the following:

●	financial condition and results of operation of the target company;
●	growth potential;
●	experience and skill of management and availability of additional personnel;
●	capital requirements;
●	competitive position;
●	stage of development of the products, processes, or services;
●	degree of current or potential market acceptance of the products, processes, or services;
●	proprietary features and degree of intellectual property or other protection of the products, processes, or services;
●	regulatory environment of the industry; and
●	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct a due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us.

7

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us, the target business and both companies’ stockholders. However, there can be no assurance that the Internal Revenue Service or applicable state tax authorities will necessarily agree with the tax treatment of any business combination we consummate.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not completed will result in a loss to us.

Probable lack of business diversification.

While we may seek to effect business combinations with more than one target business, it is more probable that we will only have the ability to effect a single business combination, if at all. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations with entities operating in multiple industries or multiple areas of a single industry, it is probable that we will lack the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive, and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and result in our dependency upon the development or market acceptance of a single or limited number of products, processes, or services.

Limited ability to evaluate the target business’ management.

We cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications, or abilities to manage a public company intending to embark on a program of business development. Furthermore, the future role of our director, if any, in the target business cannot presently be stated with any certainty.

While it is possible that our director will remain associated in some capacity with us following a business combination, it is unlikely that he will devote his full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our director will have experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge, or experience necessary to enhance the incumbent management.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the years ended September 30, 2021, and 2020, were prepared using the assumption that we will continue our operations as a going concern. Our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Our operations are dependent on our ability to raise sufficient capital or complete business combination as a result of which we become profitable. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty. There is not enough cash on hand to fund our administrative expenses and operating expenses for the next twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company’s shares of common stock.

8

Competition.

In identifying, evaluating, and selecting a target business, we expect to encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations, either directly or through affiliates. Many if not virtually most of these competitors possess far greater financial, human, and other resources compared to our resources. While we believe that there are numerous potential target businesses that we may identify, our ability to compete in acquiring certain of the more desirable target businesses will be limited by our limited financial and human resources. Our inherent competitive limitations are expected by management to give others an advantage in pursuing the acquisition of a target business that we may identify and seek to pursue. Further, any of these limitations may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a reporting public entity with potential access to the United States public equity markets may give us a competitive advantage over certain privately held entities having a similar business objective in acquiring a desirable target business with growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from existing competitors of the business we acquire. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including those with far greater financial, marketing, technical and other resources than the initial competitors in the industry in which we seek to operate. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the target business is in a high-growth industry.

Employee.

Patrick McMahon, our Chief Executive Officer, is our sole executive officer. Patrick McMahon is not obligated to devote any specific number of hours per week and, in fact, intends to devote only as much time as he deems necessary to administer the Company’s affairs until such time as a business combination is consummated. The amount of time he will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full-time employees prior to the consummation of a business combination.

Conflicts of Interest.

The Company’s management (which may also include Repository Services LLC and Specialty Capital Lenders LLC and its managers and members) is not required to commit its full time to the Company’s affairs. As a result, pursuing new business opportunities may require a longer period of time than if management would devote full time to the Company’s affairs. Management is not precluded from serving as an officer or director of any other entity that is engaged in business activities similar to those of the Company. Management has not identified and is not currently negotiating a new business opportunity for us. In the future, management may become associated or affiliated with entities engaged in business activities similar to those we intend to conduct. In such event, management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In the event that the Company’s management has multiple business affiliations, our management may have legal obligations to present certain business opportunities to multiple entities. In the event that a conflict of interest shall arise, management will consider factors such as reporting status, availability of audited financial statements, current capitalization, and the laws of jurisdictions. Company's management intends to be proactive in identifying and eliminating any conflicts of interest. If several business opportunities or operating entities approach management with respect to a business combination, management will consider the foregoing factors as well as the preferences of the management of the operating company. However, management will act in what we believe will be in the best interests of the shareholders of the Company. The Company shall not enter into a transaction with a target business that is affiliated with management.

The Company has a limited operating history and limited resources.

The Company’s operations have been limited to seeking a potential business combination and has had no revenues from operations. Investors will have no basis upon which to evaluate the Company’s ability to achieve the Company’s business objective, which is to effect a merger, capital stock exchange and/or acquire an operating business. The Company will not generate any revenues until, at the earliest, after the consummation of a business combination or acquiring an operating business.

9

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

As of September 30, 2021, we had $6,688 in cash and an accumulated deficit of $5,478,322. Our audited financial statements for the years ended September 30, 2021 and September 30, 2020 were prepared using the assumption that we will continue our operations as a going concern. Our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Our operations are dependent on our ability to raise sufficient capital or complete business combination as a result of which we become profitable. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

As of June 30, 2022, our unaudited financial statements reflect that we had $4,490 in cash and cash equivalents and an accumulated deficit of $5,509,068.

There may not be enough cash on hand to fund our administrative expenses and operating expenses for the next twelve months. Therefore, we may be unable to continue operations in the future as a going concern. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in the Company’s shares of common stock.

Since the Company has not yet selected a target business with which to complete a business combination, the Company is unable to ascertain the merits or risks associated with any particular business or even the broader target industry.

Since the Company has not yet identified a particular industry or prospective target business, there is no basis for investors to evaluate the possible merits or risks of the target business which the Company may acquire. If the Company completes a business combination with a financially unstable company or an entity in its development stage, the Company may be affected by numerous risks inherent in the operations of those entities. Although the Company’s management intends to evaluate the risks inherent in a particular industry or target business, the Company cannot assure you that we will properly ascertain or assess all of the significant risk factors. There can be no assurance that any prospective business combination will benefit shareholders or prove to be more favorable to shareholders than any other investment that may be made by shareholders and investors.

Unspecified and unascertainable risks.

There is no basis for shareholders to evaluate the possible merits or risks of potential business combination. To the extent that the Company effects a business combination with a financially unstable operating company or an entity that is in its early stage of development or growth, the Company will become subject to numerous risks. If the Company effects a business combination with an entity in a high-risk industry, the Company will become subject to the currently unascertainable risks of that industry. Although management will endeavor to evaluate the risks inherent in a particular business or industry, there can be no assurance that management will properly ascertain or assess all such risks that the Company perceived at the time of the consummation of a business combination.

It is likely that the Company’s current sole officer and director will resign upon consummation of a business combination and the Company will have only limited ability to evaluate the management of the target business.

The Company’s ability to successfully effect a business combination will be dependent upon the efforts of the Company’s management. The future role of management in the target business cannot presently be ascertained. Although it is possible that management may remain associated with the target business following a business combination, it is likely that the management of the target business will remain in place. Although the Company intends to closely scrutinize the management of a target business in connection with evaluating the desirability of effecting a business combination, the Company cannot assure you that the Company’s assessment of management will prove to be correct.

10

Dependence on key personnel.

The Company is dependent upon the continued services of management. To the extent that his services become unavailable, the Company will be required to obtain other qualified personnel and there can be no assurance that we will be able to recruit qualified persons upon acceptable terms.

The Company’s sole officer and director may allocate his time to other businesses activities, thereby causing conflicts of interest as to how much time to devote to the Company’s affairs. This could have a negative impact on the Company’s ability to consummate a business combination in a timely manner, if at all.

The Company’s officer and director is not required to commit his full time to the Company’s affairs, which may result in a conflict of interest in allocating his time between the Company’s business and other businesses. The Company does not intend to have any full-time employees prior to the consummation of a business combination. Management of the Company is engaged in other business endeavors and is not obligated to contribute any specific number of his hours per week to the Company’s affairs.

If Patrick McMahon’s other business affairs require him to devote more time to such affairs, it could limit his ability to devote time to the Company’s affairs and could have a negative impact on the Company’s ability to consummate a timely business combination. The Company does not believe that his other business affairs interfere with his duties as an officer and director, but remotely could disturb his immediate performance of assumed duties, if any. Furthermore, we do not have an employment agreement with Patrick McMahon.

The Company may be unable to obtain additional financing, if and when required, to complete a business combination or to fund the operations and growth of the business combination target, which could compel the Company to restructure a potential business combination transaction or to entirely abandon a particular business combination.

The Company has not yet identified any prospective target business. If we require funds for a particular business combination, because of the size of the business combination or otherwise, we may be required to seek additional financing, which may or may not be available a terms and conditions satisfactory to the Company, if at all. To the extent that additional financing proves to be unavailable when and if needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. The Company’s officer, director or stockholders are not required to provide any financing to us in connection with or after a business combination.

It is probable that the Company will only be able to enter into one business combination, which will cause us to be solely dependent on such single business and a limited number of products or services.

It is probable that the Company will enter into a business combination with a single operating business. Accordingly, the prospects for the Company’s success may be solely dependent upon the performance of a single operating business, or dependent upon the development or market acceptance of a single or limited number of products or services. If this occurs, the Company will not be able to diversify the Company’s operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

The Company has limited resources and there is significant competition for business combination opportunities. Therefore, the Company may not be able to enter into or consummate an attractive business combination.

The Company expects to encounter intense competition from other entities having a business objective similar to the Company’s, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human, and other resources than the Company does, and the Company’s financial resources are limited when contrasted with those of many of these competitors. While the Company believes that there are numerous potential target businesses that we could acquire, the Company’s ability to compete in acquiring certain sizable target businesses will be limited by the Company’s limited financial resources and the fact that the Company will use its common stock to acquire an operating business. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses.

11

The Company may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel the Company to restructure a potential business transaction or abandon a particular business combination.

We may be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. If additional financing proves to be unavailable, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business.

Our present management most likely will not remain after we complete a business combination.

A business combination involving the issuance of our common stock will, in all likelihood, result in the shareholders of a private company obtaining a controlling interest in us. Any such business combination may require our management to sell or transfer all or a portion of the Company's common stock held and/or have Patrick McMahon resign as a member of the Board of Directors. The resulting change in our control would result in a corresponding reduction in or elimination of any participation in our future affairs.

Financing requirements to fund operations associated with reporting obligations under the Exchange Act.

The Company has no revenues and is dependent upon the willingness of the Company’s management to fund the costs associated with the reporting obligations under the Exchange Act, other administrative costs associated with the Company’s corporate existence and expenses related to the Company’s business objective. The Company is not likely to generate any revenues until the consummation of a business combination, at the earliest. The Company believes that we will have available sufficient financial resources available from its management to continue to pay accounting and other professional fees and other miscellaneous expenses that may be required until the Company commences business operations following a business combination.

The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing potential business combination candidates and preparing and filing Exchange Act reports for what may be an unlimited period of time will be paid by our majority shareholder, notwithstanding the fact that there is no written agreement to pay such costs. Repository Services LLC has informally agreed to pay the Company’s expenses in the form of advances that are unsecured, non-interest bearing. Specialty Capital Lenders LLC has agreed to provide financial accommodations to the Company in an amount equal to $20,000, at the prevailing interest rate. As of the date hereof, there has been no advances made by Specialty Capital Lenders LLC under the written agreement entered into on August 3, 2020. The Company intends to repay these advances when we have the cash resources to do so.

Based on Repository Services LLC and Specialty Capital Lenders LLC commitment to fund our operations, we believe that we will be able to continue as a going concern until such time as we conclude a business combination. During the next 12 months, we anticipate incurring costs related to filing of Exchange Act reports, franchise fees, registered agent fees, legal fees, and accounting fees, and investigating, analyzing, and consummating an acquisition or business combination. We estimate that these costs will range from fifteen thousand dollars to twenty-five thousand dollars per year, and that we will be able to meet these costs as necessary through loans/advances Repository Services LLC or Specialty Capital Lenders LLC or until we enter into a business combination.

12

The Company’s majority shareholder has a 70.30% common stock equity interest in the Company and thus is in a position totally influence certain actions requiring stockholder vote.

Management has no present intention to call for an annual meeting of stockholders to elect new directors prior to the consummation of a business combination. As a result, our current director will continue in office at least until the consummation of the business combination, subject to the desires of the majority shareholder. If there is an annual meeting of stockholders for any reason, the Company’s management has broad discretion regarding proposals submitted to a vote by shareholders as a consequence of the majority shareholder’s significant equity interest. Accordingly, the Company’s management will continue to exert substantial control at least until the consummation of a business combination.

Broad discretion of management.

Any person who invests in the Company’s common stock will do so without an opportunity to evaluate the specific merits or risks of any prospective business combination. As a result, investors will be entirely dependent on the broad discretion and judgment of management in connection with the selection of a prospective business combination. There can be no assurance that determinations made by the Company’s management will permit us to achieve the Company’s business objectives.

Reporting requirements may delay or preclude a business combination.

Sections 13 and 15(d) of the Exchange Act require companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

The Company will continue to be required to file quarterly reports on Form 10-Q and annual reports on Form 10-K, which annual report must contain the Company’s audited financial statements. As a reporting company under the Exchange Act, following any business combination, we will be required to file a report on Form 8-K, which report contains audited financial statements of the acquired entity. These audited financial statements must be filed with the SEC within five (5) days following the closing of a business combination. While obtaining audited financial statements is typically the responsibility of the acquired company, it is possible that a potential target company may be a non-reporting company with unaudited financial statements. The time and costs that may be incurred by some potential target companies to prepare such audited financial statements may significantly delay or may even preclude consummation of an otherwise desirable business combination. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition because we are subject to the reporting requirements of the Exchange Act.

The Investment Company Act of 1940 creates a situation wherein we would be required to register and could be required to incur substantial additional costs and expenses.

Although we will be subject to regulation under the Exchange Act, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as we will not be engaged in the business of investing or trading in securities. In the event we engage in business combination that result in us holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act of 1940. In such event, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to the status of our Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject us to material adverse consequences.

13

The Company has no “independent director,” so actions taken, and expenses incurred by our officer and director on behalf of the Company will generally not be subject to “independent review.”

Patrick McMahon is the Company’s sole director. Although no compensation will be paid to him for services rendered prior to or in connection with a business combination, he may receive reimbursement for out-of-pocket expenses incurred by him in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of director, which now consists of the one director who may seek reimbursement. Because our director will not be deemed “independent,” we will not have the benefit of an independent director examining the propriety of expenses incurred on our behalf and subject to reimbursement. Although the Company believes that all actions taken by our director on the Company’s behalf will be in the Company’s best interests, the Company cannot assure the investor that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in the Company’s best interests, it could have a material adverse effect on our business and plan of operation and the price of our stock held by the public stockholders.

Our present management most likely will not remain after we complete a business combination.

A business combination involving the issuance of our common stock will, in all likelihood, result in the shareholders of a private company obtaining a controlling interest in us. Any such business combination may require our management to sell or transfer all or a portion of the Company's common stock held and/or have Patrick McMahon resign as a member of the Board of Directors. The resulting change in our control would result in a corresponding reduction in or elimination of any participation in our future affairs.

At the time we do any business combination, each shareholder will most likely hold a substantially lesser percentage ownership in the Company.

Our current primary plan of operation is based upon a business combination with a private concern that, in all likelihood, would result in the Company issuing securities to shareholders of any such private company. The issuance of our previously authorized and unissued common stock would result in reduction in percentage of shares owned by our present and prospective shareholders and may result in a change in our control or in our management.

General Economic Risks.

The Company’s current and future business objectives and plan of operation are dependent, in large part, on the state of the general economy and the current Covid 19 pandemic. A continuation of a pandemic or adverse changes in economic conditions may adversely affect the Company’s business objective and plan of operation. These conditions and other factors beyond the Company’s control include also but are not limited to regulatory changes.

Additional Risks Related to Our Common Stock

The Company’s shares of common stock are traded from time to time on the OTC Pink Sheet Market.

The Company’s common stock is subject to quotation on the OTC Markets Group, Inc. Pink Open Market Platform (“Pink Sheets”) under the symbol PCMC. There is currently only a limited trading market in the Company’s shares, nor do we believe that any active trading market has existed for the last 5 years. There can be no assurance that there will be an active trading market for our securities. In the event that an active trading market commences, there can be no assurance as to the market price of our shares of common stock, whether any trading market will provide liquidity to investors, or whether any trading market will be sustained.

Very Limited Liquidity of our Common Stock.

Our common stock occasionally trades on the Pink Sheets and there is a limited market in our common stock. As a result, there is only limited liquidity in our common stock. Any investment in our common stock may result in the inability of an investor to liquidate any investment to cash in a timely or cost-effective manner.

14

Our common stock is subject to the Penny Stock Rules of the SEC and the trading market in our common stock is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our common stock.

The SEC has adopted Rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, is any equity security that has a market price of less than $ 5.00 per share or with an exercise price of less than $ 5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires that a broker-dealer approve a person’s account for transactions in penny stocks, and the broker-dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker-dealer must obtain financial information and investment experience objectives of the person, make a reasonable determination that the transactions in penny stocks are suitable for that person, and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker-dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market. Generally, broker-dealers may be less willing to execute transactions insecurities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

State blue sky registration; potential limitations on resale of the Company’s common stock.

The holders of the Company’s shares of common stock registered under the Exchange Act and those persons who desire to purchase them in any trading market that may develop in the future, should be aware that there may be state blue-sky law restrictions upon the ability of investors to resell the Company’s securities. Accordingly, investors should consider the secondary market for the Company’s securities to be a limited one.

Rule 144 Risks.

Shareholders who receive the Company’s restricted securities in a business combination (and certain of our existing shareholders) will not be able to sell our common stock in reliance on Rule 144 without registration until one year after we have completed our initial business combination and complied with the rules and regulations of the SEC. Rule 144 is a non-exclusive safe harbor from the definition of “underwriter” in Section 2(a)(11) of the Securities Act that applies to restricted securities. Restricted securities are securities acquired in unregistered, private sales from the Company or from an affiliate of the Company. Control securities are those held by an affiliate of the Company. An affiliate is a person, such as an executive officer, a director or large shareholder, in a relationship of control with the issuer.

Accordingly, subsection (i) to Rule 144 prohibits or limits the resale (public) of the Company’s common stock. Under Rule 144(i), one year needs to pass from the date the Company ceased to be a shell company, files reports under the Exchange Act, and has filed the Form 10 type information on a Form 8-K. Further, shareholders holding restricted securities may not be able to rely on Rule 144 to sell their stock until the Company is current on all reports and other materials required to be filed with its filings for one year.

Possible Issuance of Additional Securities.

Our Articles of Incorporation, as amended, authorizes the issuance of 500,000,000 shares of common stock, par value $ 0.001 and 50,000,000 shares of preferred stock. As of September 30, 2020, September 30, 2021, June 30, 2022, and as of the date hereof, we had 34,276,816 shares of common stock issued and outstanding and no shares of the preferred stock, par value $ 0.001 issued or outstanding. We may be expected to issue additional shares in connection with our pursuit of new business opportunities and new business operations. To the extent that additional shares of common stock or preferred stock are issued, our shareholders would experience dilution of their respective ownership interests. If we issue shares of common stock and preferred stock, or either, in connection with our intent to pursue new business opportunities, a change in control of the Company may be expected to occur. The issuance of additional shares of common stock may adversely affect the market price of our common stock, in the event that an active trading market commences.

15

Dividends unlikely.

The Company does not expect to pay dividends for the foreseeable future because we have no revenues or cash resources. The payment of dividends will be contingent upon the Company’s future revenues and earnings, if any, capital requirements and overall financial conditions. The payment of any future dividends will be within the discretion of the Company’s board of directors as then constituted. It is the Company’s expectation that future management following a business combination will determine to retain any earnings for use in its business operations and accordingly, the Company does not anticipate declaring any dividends in the foreseeable future.

ITEM 2. FINANCIAL INFORMATION

Management’s Plan of Operation

The following discussion contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use of words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. From time to time, we also may provide forward-looking statements in other materials we release to the public.

Overview.

The Company’s current business objective is to seek a business combination with an operating company. We intend to use the Company’s limited personnel and financial resources in connection with such activities. The Company will utilize its capital stock (common and preferred), debt or a combination of capital stock and debt, in effecting a business combination. It may be expected that entering into a business combination will involve the issuance of restricted shares of capital stock. The issuance of additional shares of our capital stock may significantly reduce the equity interest of our shareholders, will likely cause a change in control if a substantial number of our shares of capital stock are issued, and most likely will also result in the resignation or removal of our present officer and director; and may adversely affect the prevailing market price for our common stock.

Similarly, if we issued debt securities, it could result in default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations, acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenants were breached without a waiver or renegotiations of such covenants, our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand, and our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Results of Operations during the year ended September 30, 2021 as compared to the year ended September 30, 2020 and as of June 30, 2022.

We have not generated any operating revenues during the fiscal years ended 2021 and 2020 and as of the nine months ended June 30, 2022.

We had total operating expenses of $11,240 during the years ended September 30, 2021 and total operating expenses of $1,014 the year ended September 30, 2020. We incurred $10,500 in accrued interest expense during both years ended September 30, 2021 and September 30, 2020. During the years ended September 30, 2021 and 2020, we had a net loss of $21,740 and $8,434, respectively.

We had total operating expenses of $22,871 during the nine months ended June 30, 2022 and a net loss of $30,746.

16

Liquidity and Capital Resources.

As of September 30, 2021 and as of the date hereof, the Company has no business operations and no cash resources other than that provided by Repository Services LLC. We are dependent upon interim funding to be provided by Repository Services LLC and Specialty Capital Lenders LLC, or either, to pay professional fees and expenses. Repository Services LLC has agreed to provide funding as may be required to pay for accounting fees and other administrative expenses of the Company until the Company enters into a business combination. The Company would be unable to continue as a going concern without interim financing provided by Repository Services LLC and Specialty Capital Lenders LLC. As of September 30, 2021, we had cash of $6,688 and as of September 30, 2020 we had cash of $16,000. As of June 30, 2022, we had cash of $4,490.

If we require additional financing, we cannot predict whether equity or debt financing will become available at terms acceptable to us, if at all. The Company depends upon our present cash and financial accommodations to be provided by Repository Services LLC to fulfill its filing obligations under the Exchange Act. At present, the Company has no financial resources to re pay any financial accommodations provided.

The Company does not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations, maintaining the filing of Exchange Act reports, the investigation, analyzing, and consummation of an acquisition for an unlimited period of time will be paid from additional money lent to the Company by Repository Services LLC.

During the next twelve (12) months, we anticipate incurring costs related to filing of Exchange Act reports, franchise tax fees, transfer agent fees, registered agent fees, legal fees, accounting fees, and investigating, analyzing, and consummating an acquisition or business combination. We estimate that these costs will be in the range of fifteen thousand dollars to twenty-five +thousand dollars per year, and that we will be able to meet these costs as necessary, all to be provided by financial accommodations evidenced by an account payable to a promissory note payable by us to Repository Services LLC and Specialty Capital Lenders LLC, or either.

On September 30, 2021 we had $6,688 in current assets and as at September 30, 2020, we had $16,000 in current assets. As of September 30, 2021, we had $430,994 in liabilities. As of September 30, 2020, we had $418,566 in liabilities.

As of June 30, 2022, we had $4,490 in current assets and we had $459,542 in liabilities.

We had a negative cash flow from operations of $9,312 during the year ended September 30, 2021, due to a net loss of $21,740. We had no cash flow from operations during the year ended September 30, 2020. We financed our negative cash flow from operations during the twelve months ended September 30, 2021 through prior advances made by Repository Services LLC.

We had negative cash flow from operations of $2,198 during the nine months ended June 30, 2022. We financed this negative cash flow from operations through advances made by Repository Services LLC prior to September 30, 2021.

The Company currently plans to satisfy its cash requirements for the next 12 months through its cash on hand and borrowings from Repository Services LLC or Specialty Capital Lenders LLC or companies or individuals affiliated with either and believes it can satisfy its cash requirements so long as we are able to obtain financing from these parties. The Company expects that money borrowed will be used during the next 12 months to satisfy the Company’s operating costs, professional fees and for general corporate purposes.

The Company has only limited capital. Additional financing is necessary for the Company to continue as a going concern. Our independent auditors have issued an unqualified audit opinion for the years ended September 30, 2021 and 2020 with an explanatory paragraph on going concern.

17

As of September 30, 2021 and 2020, and as of June 30 2022, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Exchange Act.

Contractual Obligations and Commitments.

As of September 30, 2021 and 2020, and as of the date hereof, we did not have any contractual obligations.

Critical Accounting Policies.

Our significant accounting policies are described in the notes to our financial statements for the year ended September 30, 2021 and 2020 and are included elsewhere in this registration statement.

ITEM 3. DESCRIPTION OF PROPERTY

The Company’s corporate office is located at 9350 Wilshire Boulevard, Suite 203, Beverly Hills, CA 90212 which space is provided to us on a rent-free basis by Repository Services LLC. The Company believes that the office facilities are sufficient for the foreseeable future and this arrangement will remain until we find a new business opportunity.

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of June 30, 2022 and the date hereof. The information in this table provides the ownership information for each person known by us to be the beneficial owner of more than 10% of our common stock and preferred stock; each of our directors; each of our executive officers; and our executive officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock Owned (1)

Repository Services LLC (2) 9420 Wilshire Boulevard 2nd Floor Beverly Hills, CA 90212	23,946,307	70.3%

Director and Officer (1 person)

Patrick McMahon (3) (4) 9350 Wilshire Boulevard 2nd Floor Beverly Hills, CA 90212	0	0%

Black Hill, Inc. (4) 324 S. Beverly Dr Suite1065 Beverly Hills, CA 90212	0	0%

(1) Applicable percentage ownership is based on 34,276,816 shares of common stock outstanding as of June 30, 2022 and as of the date hereof. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of the fixed date are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

18

(2) Pursuant to a Stock Purchase Agreement dated as August 7. 2020, as of September 30, 2020, Repository Services LLC was the beneficial owner 24,946,307 of the shares of common stock. On or about October 15, 2020, Repository Services LLC became the record owner of 23,446,307 shares of the Company held for it in the name of Brock, K. Brock & S. Brock General Partners trustee of Brock Family Trust, K. Brock & S. Brock General Partners Brock Family Trust UADTD 06/24/1998, K. Brock & S. Brock General Partners Trustee of Brock Family Trust, and the Brock Irrevocable Trust. On October 27, 2020, Brock caused the balance of the 500,000 shares of common stock beneficially owned by Repository Services LLC to be registered by the transfer agent in its name. Repository Services LLC’s Manager and control member is Brian Brick.

(3) Black Hill, Inc., a corporation in which Patrick McMahon owns a beneficial interest has obtained an assignment of an economic interest in the right to receive a distribution in part of the 70.3% of the shares of common stock held by Repository Services LLC., said percentage represents approximately 3.33% of Repository Service LLC interest in the Company or 2.34% of the total issued and outstanding common stock of the Company for which it paid $15,000. See Note (4) below.

(4) Black Hill, Inc. owns an economic interest only in the right to receive distributions, if any, made by Repository Services LLC from the sale by it of any common stock in the Company. Said right does not entitle Black Hill, Inc. and Patrick McMahon, or either, to any control or voting rights in Repository Services LLC and each have no power to vote or investment power over the common stock of the Company. Black Hill, Inc. is not a member or assignee of a membership interest in Repository Services LLC. Black Hill, Inc. is not a beneficial owner of any shares of common stock of the Company.

See Item 8, Certain Relationships and Related Transactions for additional information on the Stock Purchase Agreement and the acquisition of the Promissory Note. See also, Exhibits 10.1 through 10.3 inclusive

ITEM 5. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of the member of our Board of Director and our executive officers and the positions held by each.

Name	Age	Title
Patrick McMahon	39	Chief Executive Officer and President

Background Information

Patrick McMahon is a business entrepreneur and a former Division 1 quarterback. From 2006 to 2009, Patrick McMahon had been involved in the residential and commercial real estate brokerage and development business in Austin and Dallas, Texas. He created a privately owned and he operated an ATM business in 2010 which he sold within one year. From 2011 to 2013, Patrick McMahon worked as an inspection specialist for Local 1804-1 and The International Longshoremen Association in Port Elizabeth, New Jersey. In 2014, he identified the lucrative potential of cannabis legalization in the State of California co-founding one of the first vertically-integrated fully licensed cannabis businesses in the State by 2016, including the dispensary brand The OG Collective™. With retail dispensary locations in multiple states, an active cultivation facility, multiple distribution centers, and multiple manufacturing licenses, he is deemed to be one of the initial vertically licensed operators for the legal cannabis industry. Patrick McMahon has been featured as a regular editorial contributor to numerous industry publications, including Marijuana Venture Magazine as well as Variety Magazine. For the past five years, Patrick McMahon, as an individual and not associated with any other person or entity, has provided private management consulting services to individuals who desire to invest in the cannabis business.

19

Repository Services LLC sought out Patrick McMahon as a director of the Company. Other than his general business acumen and consideration of his diverse work experience, his social-economic characteristics and demographic location in Southern California, Patrick McMahon had no other specific experience, qualifications, attributes or skills that had led Repository Services to the conclusion that he should serve as a director. Repository Services LLC did not specifically consider any self-identified diversity characteristics when selecting a director. When selecting Patrick McMahon, Repository Services LLC did not think that there would be any direct or indirect conflicts of interest with Patrick McMahon’s other business activities, but that there could be no assurance that this would continue in the future. See Conflict of Interests below.

Patrick McMahon holds office until the next annual meeting of stockholders and until his successor or successors have been duly elected and qualified. There are no agreements with respect to the election of directors. We do not compensate our directors. Officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors. We do not have any standing committees at this time.

Our director, officer, control persons and promoters have not, within the past ten (10) years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.

Section 16(a) Compliance.

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Company’s common stock, to file reports of ownership and changes of ownership with the SEC. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Once the Company becomes subject to the Exchange Act, our officer and director and majority shareholder has informed us that they intend to file reports required to be filed under Section 16(a).

Conflicts of Interest.

The Company considers as a potential conflict of interest for inside Company activities any contract or transaction between the Company and a responsible person or family member, a contract or transaction between the Company and an entity in which a responsible person or family member has a material financial interest or of which such person is a director, officer, agent, partner, associate, trustee, a personal representative, receiver, guardian, custodian, conservator, or other legal representative.

The Company also considers as a potential conflict of interest for outside of the Company activities, a responsible person competing with the Company in the rendering of services or in any other contract or transaction with a third party, a responsible person’s having a material financial interest in, or serving as a director, officer, employee, agent, partner, associate, trustee, personal representative, receiver, guardian, custodian, conservator, or other legal representative of, or consultant to, an entity or individual that competes with the Company in the provision of services or in any other contract or transaction with a third party.

The Company may also consider any activities under circumstances where it might be inferred that such action was intended to influence or possibly would influence the responsible person in the performance of his or her duties. This does not preclude the acceptance of items of nominal or insignificant value or entertainment of nominal or insignificant value that are not related to any particular transaction or activity of the Company.

20

Company's management (and the manager and members of Repository Services LLC and Specialty Capital Lenders LLC) are each deemed to be responsible persons and are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest. Insofar as Patrick McMahon is engaged in other business activities, it is anticipated that he will devote only a minor amount of time to the Company's affairs. Partick McMahon’s primary business activities is as a consultant and in being retained or hired as an independent contractor to assist his client in private investment activities in the legal cannabis industry. His consulting activities address private investments in the retail dispensary locations, in active cultivation facility, in multiple distribution centers, and in multiple manufacturing licenses. These activities do not result in any conflict of interest for inside Company activities and the members and managers of Repository Services LLC and Specialty Capital Lenders LLC do not believe that there is any potential conflict of interest for outside of the Company’s activities since Patrick McMahon’s consulting activities are at arm’s length with his clients and with their potential investment activities not intended to be considered as business opportunities for the Company.

Company's management (and the manager and members of Repository Services LLC) are now and may in the future become shareholders, officers or directors of other companies which may be engaged in business activities similar to those conducted by the Company. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of the Company or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their duties or otherwise. The Company does not currently have a right of first refusal pertaining to opportunities that come to management's attention as far as such opportunities may relate to the Company's proposed business operations.

Company's management and the manager and members of Repository Services LLC and Specialty Capital Lenders LLC, and each of them, intend to be proactive in identifying and eliminating any conflicts of interest that may involve the Company and the responsible person or family members

Promoters and Control Persons

Repository Services LLC, Brian Brick, and Patrick McMahon, and each of them, acting alone or together, directly or indirectly, may be deemed to be promoters of the Company and each, directly or indirectly, has the power to direct or cause the direction of the management and policies of the Company through their ownership of or being able to vote the common stock, by being an officer or director, or by agreement.

Specialty Capital Lenders LLC, Repository Services LLC and the Company may be deemed to be related parties to each other. Repository Services LLC’s Manager and control member is Brian Brick, and the other member is Ronald J. Stauber. Specialty Capital Lenders LLC’s manager and sole member is Ronald J. Stauber.

Patrick McMahon was selected to be an officer and director of the Company by Repository Services LLC. Patrick McMahon has no direct or indirect interest in Specialty Capital Lenders LLC and Repository Services LLC., or either.

Additional Information.

Patrick McMahon, our sole officer and director, is not currently an officer or director of any other blank check shell companies and he has not been an officer or director or shareholder in any entity whose purpose was to engage in a business merger or acquisition with an unidentified company or companies.

Repository Services LLC had been a shareholder in one other blank check shell company named American Metals Recovery and Recycling Inc. (symbol AMRR) that had filed a registration statement on Form 10-12G on August 2, 2021.

On December 23, 2021, Repository Services LLC held and approximately 73.3 % of the issued and outstanding common shares in AMRR and 100% of the preferred stock; 71.1% of the common stock and all of the preferred stock was sold to Multiband Global Resources LLC, an unrelated party, for $500,000 and the remaining shares were transferred to the Katell Survivors Trust (Gerald Katell, trustee), an unrelated third party. As at December 31, 2021, Repository Services LLC had no interest in AMRR.

Specialty Capital Lenders LLC provides financial accommodations to businesses and is not an equity investor. No loan provided to any business by Specialty Capital Lenders LLC involves equity financing or the ability to convert any loan or financial accommodations into equity of the business.

21

ITEM 6. EXECUTIVE COMPENSATION

No executive compensation was paid during the fiscal years ended September 2020 and 2021 through the date hereof. The Company has no employment agreement with our officer and director.

As of the fiscal years ended September 30, 2021, September 30, 2020 and through the date hereof, there were no outstanding equity awards to any of prior or current executive officer(s) or the members of our board of directors. The Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers, or other employees, but our board of directors may recommend adoption of one or more such programs in the future.

See “Item 7. Certain Relationships and Related Transactions, and Director Independence” for additional information.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Specialty Capital Lenders LLC, Repository Services LLC, Brian Brick, Ronald J. Stauber, and Patrick McMahon, each of them, acting alone or together with others, directly or indirectly, may be deemed to be promoters of the Company and each, directly or indirectly, has the power to direct or cause the direction of the management and policies of the Company through their ownership of or being able to vote the common stock, by being an officer or director, or by agreement.

Specialty Capital Lenders LLC, Repository Services LLC and the Company may be deemed to be related parties to each other. Repository Services LLC’s Manager and control member is Brian Brick, and the other member is Ronald J. Stauber. Specialty Capital Lenders LLC’s Manager and sole member is Ronald J. Stauber. As of the date hereof, Repository Services LLC owned and controlled 23,946,307 shares of the Company’s common stock, which represents approximately 70.3% of the common stock issued and outstanding.

Patrick McMahon was selected to be an officer and director of the Company by Repository Services LLC. Patrick McMahon has no direct or indirect interest in Specialty Capital Lenders LLC and Repository Services LLC., or either. He owns a beneficial interest in Black Hill, Inc. that has an economic interest in the right to receive distributions, if any, made by Repository Services LLC from the sale by it of any common stock in the Company.

The Company and Patrick McMahon recognize that there are areas for potential conflict of interests. Accordingly, McMahon may be influenced or his duties may affect his judgment because of the association McMahon may have with either the Company or a related party. Patrick McMahon has a fiduciary duty to the Company, to the shareholders (including to minority shareholders), and may have a fiduciary duty to creditors of the Company, i.e., he has obligation to refrain from acting in his own best interests, with respect to decisions made in his capacity, where doing so would conflict with the interests of the Company or its shareholders and maybe creditors. Accordingly, the parties have attempted to eliminate economic incentives and has no present intent to enter into a business combination with an entity involved in the cannabis business or with any other person or entity that Patrick McMahon has provided private management consulting services.

As of August 7, 2020, Repository Services LLC, the Company, and Stephen Brock, K Brock & S. Brock General Partners trustee of Brock Family Trust, K. Brock & S. Brock General Partners Brock Family Trust UADTD 06/24/1998, K. Brock & S. Brock General Partners Trustee of Brock Family Trust, and the Brock Irrevocable Trust as holders of shares of the common stock, par value $.001, of the Company and as the Company’s principal stockholders entered into a Stock Purchase Agreement to acquire 22,946,307 shares of the Company’s common stock.

The aggregate consideration paid by Repository Services LLC for the shares of common stock was $85,000.00. The Stock Purchase Agreement and the purchase, by assignment of the $350,000 Promissory Note, effective as of August 3, 2020 contemplated an almost concurrent closing. The members of Repository Services LLC contributed cash for a total of $175,000 and for their interest in Repository Services LLC. As between Repository Services LLC and Specialty Capital LLC, the basis for all of the shares of common stock was agreed to be $175,000 and the cost basis for the Promissory Note was agreed to be $175,000. This agreed basis may not be the cost basis or tax basis to Repository Services LLC and Specialty Capital Lenders LLC, or either. On or about October 15, 2020, Repository Services LLC became the record owner of 22,946,307 shares of common stock or approximately 70.3 % of the Company.

22

As at September 30, 2016, Brock together with then related parties, entered into a restructure agreement wherein the obligations owed by the Company to Brock and others were reduced by an amount to $350,000 and evidenced by a promissory note, interest at the rate of 3%, not compounded, all due and payable on September 30, 2020 to Brock. On August 3, 2020, the promissory note was assigned by Brock to Specialty Capital Lenders LLC. Specialty Capital Lenders LLC is a related party to Repository Services LLC. As of September 30, 2021, there was owed to Specialty Capital Lenders LLC $402,779. As of June 30, 2022, there was owed to Specialty Capital Lenders LLC $410,404. As of September 30, 2020, the Company had entered into an Obligation Extension Agreement with Specialty Capital Lenders LLC. Pursuant to the terms of that Extension Agreement, the original principal will continue to accrue interest at the rate of three (3%) percent per annum beginning on October 1, 2020. Pursuant to an Extension Agreement of August 31, 2021, the obligation for payment has been extended until October 1, 2023, at which time all unpaid principal and accrued interest will be due and payable to Specialty Capital Lenders LLC.

As of June 30, 2022 and September 30 2021, the Company owed $350,000 in principal and owed $60,404 and $52,529 in accrued interest, respectively, to Specialty Capital Lenders LLC under the Promissory Note.

The Company has been advanced funds or had expenses paid on its behalf for operating expenses by related parties and these liabilities are reflected on the Balance Sheet as Accounts Payable and Accrued Expenses – Related Party. During the twelve months ending September 30, 2021 and 2020, the Company recorded interest expense to related parties, not related to the Promissory Note, of $10,500 and $10,500, respectively.

As of June 30, 2022 and September 30, 2021, the Company owed $32,164 and $26,237 at June 30, 2022 and September 30, 2021, respectively, to Repository Services LLC and Specialty Capital LLC. For the period ending June 30, 2022, Patrick McMahon had advanced $6,929 to the Company and Specialty Capital purchased the obligation for $6,929 on June 30, 2022. As at June 30, 2022, no monies were owed to Patrick McMahon, $6,929 owed to Specialty Capital LLC, $25,235 owed to Repository Services LLC; for the total of $$32,164 as at June 30, 2022

Repository Services LLC provides the Company’s corporate office located at 9350 Wilshire Boulevard, Suite 203, Beverly Hills, CA 90212 on a rent-free basis. The Company believes that the office facilities are sufficient for the foreseeable future and this arrangement will remain until we find a new business opportunity.

ITEM 8. LEGAL PROCEEDING

There have been no legal proceeding pending against the Company in the last five (5) years.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE COMPANY’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information.

Our common stock is currently quoted on the OTC Markets Group Inc. Pink Sheet Market under the symbol PCMC. There is no market for our preferred stock, and none have been issued and are outstanding. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. The prices below represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

23

	Price Range

Commencement Period	High	Low

Fiscal Year Commencing October 1, 2019:

First Quarter	0.020	0.003
Second Quarter	0.009	0.010
Third Quarter	0.219	0.110
Fourth Quarter	0.154	0.070

Fiscal Year Commencing October 1, 2020

First Quarter	0.535	0.070
Second Quarter	0.060	0.017
Third Quarter	0.053	0.015
Fourth Quarter	0.219	0.135

Fiscal Year Commencing October 1, 2021

First Quarter	0.350	0.016
Second Quarter	0.239	0.062
Third Quarter	0.300	0.062
Fourth Quarter	0.210	0.060

As of the date hereof, approximately 80 stockholders of record held our shares of common stock.

The transfer agent of our common stock is Pacific Stock Transfer Company. Telephone is 800.785.7782.

Dividends.

Holders of common stock are entitled to dividends when, as, and if declared by the Board of Directors, out of funds legally available. We have never declared cash dividends on our common stock and our Board of Directors does not anticipate paying cash dividends in the foreseeable future as we intend to retain future earnings to finance the growth of our businesses. There are no restrictions in our Articles of Incorporation or bylaws that restrict us from declaring dividends.

Securities Authorized for Issuance Under Equity Compensation Plans.

No equity compensation plan or agreements under which our common stock or preferred stock is authorized for issuance has been adopted during the fiscal years ended September 30, 2020 and 2021 or through the date hereof.

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

There have been no sales of unregistered securities of the Company since 2012.

ITEM 11. DESCRIPTION OF COMPANY’S SECURITIES TO BE REGISTERED

The following statements relating to the capital stock set forth the material terms of the Company’s securities; however, reference is made to the more detailed provisions of our Articles of Incorporation, as amended, and By-Laws, copies of which are filed herewith.

24

Common Stock.

Our Articles of Incorporation, as amended, authorizes the issuance of 500,000,000 shares of common stock, par value $ 0.001. Our holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from legally available funds. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Dividend.

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in our business operations and accordingly, the board of directors will not be declaring any dividends prior to a business combination transaction, nor can there be any assurance that any dividends will be paid following any business combination.

Preferred Stock.

Our Articles of Incorporation, as amended, authorizes the issuance of 50,000,000 shares of preferred stock, par value $ 0.001. There are no shares of preferred stock issued and outstanding and the shares of the Company’s preferred stock is not going to be registered under the Exchange Act.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation, By-Laws and director indemnification agreements provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Company or, in the case of a director, is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability and loss reasonably incurred or suffered by such.

Section 78.751 of the Nevada General Corporation Law permits a corporation to indemnify any director or officer of the corporation against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reason to believe his or her conduct was unlawful. In a derivative action, ( i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

As far as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

25

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

PUBLIC COMPANY MANAGEMENT CORPORATION

FINANCIAL STATEMENTS AND NOTES

A. FOR THE YEARS ENDED SEPTEMBER 30, 2021 AND 2020.

PUBLIC COMPANY MANAGEMENT CORPORATION

FINANCIAL STATEMENTS AND NOTES

FOR THE YEARS ENDED SEPTEMBER 30, 2021 AND 2020

26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Public Company Management Corporation:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Public Company Management Corporation (the "Company") as of September 30,2021 and 2020, the related statement of operations, changes in stockholders’ equity, and cash flows for the years ended September 30, 2021 and 2020, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2021 and 2020, and the results of its operations and its cash flows for the years ended September 30, 2021 and 2020, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financials have been prepared assuming the Company will continue as a going concern. As of September 30, 2021, the Company had an accumulated deficit of approximately $5,478,322, has not generated revenue, and may experience losses in the near term.  These factors and the need for additional financing in order for the Company to meet its business plan, raise substantial doubt about its ability to continue as a going concern. Management's plan to continue as a going concern is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ MaughanSullivan LLC

We have served as the Company’s auditor since 2021.

Manchester, VT

April 28, 2022

27

PUBLIC COMPANY MANAGEMENT CORPORATION

BALANCE SHEETS

	September 30, 2021	September 30, 2020

Assets
Current assets
Cash	$6,688	$16,000

Total Assets	$6,688	$16,000

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable and accrued expenses	$2,228	$300
Accounts payable and accrued expenses - related party	26,237	26,237
Accrued interest payable – related party	52,529	42,029
Note payable – related party	350,000	350,000
Total Current Liabilities	$430,994	$418,566
Total Liabilities	$430,994	$418,566

Stockholders’ deficit
Preferred Stock, 5,000,000 authorized at $0.001 par value; zero shares issued and outstanding at September 30, 2021 and September 30, 2020	-	-
Common Stock, 50,000,000 authorized at $0.001 par value; 34,276,816 shares issued and outstanding at September 30, 2021 and September 30, 2020	34,277	34,277
Additional paid-in capital	5,019,739	5,019,739
Accumulated deficit	(5,478,322)	(5,456,582)
Total stockholders’ deficit	(424,306)	(402,566)
Total liabilities and stockholders’ deficit	$6,688	$16,000

The accompanying notes are an integral part of these financial statements.

28

PUBLIC COMPANY MANAGEMENT CORPORATION

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED SEPTEMBER 30,

	2021	2020

Revenues
Revenues	$-	$-

Operating expenses
General and administrative expenses	11,240	1,014
Total Operating Expenses	11,240	1,014

(Loss) from operations	(11,240)	(1,014)

Other income (expense)
Gain on extinguishment of debt	-	3,080
Interest expense	(10,500)	(10,500)
Total Other Expense	(10,500)	(7,420)

Net (loss)	$(21,740)	$(8,434)

Basic and Diluted income (loss) per share
Basic and diluted income per share	$(0.00)	$(0.00)

Weighted average number of shares outstanding basic and diluted	34,276,816	34,276,816

The accompanying notes are an integral part of these financial statements.

29

PUBLIC COMPANY MANAGEMENT CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED SEPTEMBER 30, 2021 AND 2020

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance at September 30, 2019	-	$-	34,276,816	$34,277	$5,019,739	$(5,448,148)	$(394,132)

Net loss	-	-	-	-	-	(8,434)	(8,434)
Balances at September 30, 2020	-	$-	34,276,816	$34,277	$5,019,739	$(5,456,582)	$(402,566)

Net loss	-	-	-	-	-	(21,740)	(21,740)
Balances at September 30, 2021	-	$-	34,276,816	$34,277	$5,019,739	$(5,478,322)	$(424,306)

 The accompanying notes are an integral part of these financial statements.

30

PUBLIC COMPANY MANAGEMENT CORP.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED SEPTEMBER 30,

	2021	2020
Cash flows from operating activities
Net (loss)	$(21,740)	$(8,434)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities
Accounts payable and accrued expenses	1,928	(8,504)
Accounts payable and accrued expenses – related party	-	21,438
Accrued interest payable – related party	10,500	10,500
Net cash (used in) operating activities	(9,312)	15,000

Cash flows from investing activities	-	-

Cash flows from financing activities	-	-

Net increase (decrease) in cash	(9,312)	15,000

Cash, beginning of period	16,000	1,000

Cash, end of period	$6,688	$16,000

SUPPLEMENTAL DISCLOSURE:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

31

PUBLIC COMPANY MANAGEMENT CORP.

NOTES TO FINANCIAL STATEMENTS

September 30, 2021

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF ACCOUNTING POLICIES

Nature of Business

Public Company Management Corporation ("Company”), a Nevada corporation, was formed on October 26, 2000. On October 1, 2004, MyOffiz, Inc. ("MyOffiz") entered into an Exchange Agreement with the certain controlling shareholders of GoPublicToday.com, Inc., Pubco WhitePapers, Inc., and Public Company Management Services, Inc. The Company was the holding company for, and conducted its operations through, its subsidiary companies. The term "we" and "our" refers to the Company and its subsidiaries unless otherwise stated.

Pursuant to the Exchange Agreement, MyOffiz acquired approximately 92.1% of the outstanding shares of GoPublicToday.com, Inc., all of the outstanding shares of Pubco WhitePapers, Inc., and all of the outstanding shares of Public Company Management Services, Inc in exchange for the new issuance of an aggregate of 15,326,650 of MyOffiz's common stock. Subsequent to the Exchange Agreement, MyOffiz obtained 100% of the partially owned subsidiaries, changed its fiscal year end from June 30 to September 30, and changed its name to Public Company Management Corporation.

The Company was a management consulting firm that educated and assisted small businesses to improve their management, corporate governance, regulatory compliance, and other business processes, with a focus on capital market participation. The Company offered the following services to its clients at various stages of the business lifecycle:

•	Educational products to improve business processes or explore entering the capital markets;
•	Startup consulting to early-stage companies planning for growth;
•	Management consulting to companies seeking to enter the capital markets via self-underwriting or direct public offering or to move from one capital market to another; and
•	Compliance services to fully reporting, publicly traded companies.

The Company generated revenues primarily from consulting services that it provided to private company clients seeking to become fully reporting, publicly traded companies. The Company also generated revenue from regulatory compliance services that the Company was providing to public company clients that are required to file periodic and other reports with the Securities and Exchange Commission (“SEC”). The Company would be paid a flat fee for these services, which generally consisted of cash and restricted shares of the Company’s clients’ common stock.

Predicated upon the economic recession of 2008, commencing with the subprime mortgage crisis and bank crisis, a significant increase in housing foreclosures ultimately caused the stock market to crash in September 2008. At that time, and prior, the Company faced competition from a large number of consulting firms, investment banks, venture capitalists, merchant banks, financial advisors, and other similar management consulting and regulatory compliance services firms. Due to (i) the inability to raise funds in the marketplace and (ii) the intense competition in every aspect of the Company’s business, the Company was unable to operate profitably.

Basis of Preparation

The accompanying financial statements include the financial information of PCMC Holdings Inc. (“PCMC”), the “Company”) have been prepared in accordance with the instructions to financial reporting as prescribed by the Securities and Exchange Commission (the “SEC”). The preparation of these financial statements and accompanying notes in conformity with U.S. generally accepted accounting principles (“GAAP”). In the opinion of management, the financial statements contained in this report include all known accruals and adjustments necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods reported herein.

32

Adoption of New Accounting Standard

PCMC adopted Accounting Standard Update 2014-09, Revenue from Contracts with Customers, at the start of the first quarter of 2019 using the modified retrospective approach and recorded a cumulative effect adjustment to retained earnings based on the current terms and conditions for open contracts as of January 1, 2019. The adoption of the standard did not have a material impact on the Company’s Financial Statements. The comparative information has not been restated and continues to be reported under the accounting standards in effect for those periods.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are primarily used in our revenue recognition, long-lived asset impairments and adjustments, deferred tax, stock-based compensation, and reserves for legal matters.

Cash and Cash Equivalents

PCMC considers all highly liquid investments purchased with an original maturity of three months or less to be cash and cash equivalents.

Stock-Based Compensation

The Company accounts for stock-based compensation to employees in accordance with ASC 718 requiring employee equity awards to be accounted for under the fair value method. Accordingly, share-based compensation is measured at grant date, based on the fair value of the award and is recognized as expense over the requisite employee service period. The Company accounts for stock-based compensation to other than employees in accordance with ASU 2019-07 Equity instruments issued to other than employees are valued at the earlier of a commitment date or upon completion of the services, based on the fair value of the equity instruments and is recognized as expense over the service period. The Company estimates the fair value of share-based payments using the Black-Scholes option-pricing model for common stock options and the closing price of the company’s common stock for common share issuances.

Revenue Recognition

The core principles of revenue recognition under ASC 606 include the following five criteria:

1.	Identify the contract with the customer

Contract with our customers may be oral, written, or implied. A written and signed invoice stating the terms and conditions is the Company’ preferred method. The terms of a written contract may be contained within the body of an invoice or in an email. No work is commenced without an understanding between the Company and our client that a valid contract exists.

2.	Identify the performance obligations in the contract

Our sales and account management teams define the scope of services to be offered, to ensure all parties are in agreement and obligations are being delivered to the customer as promised. The performance obligation may not be fully identified in a mutually signed contract, but may be outlined in email correspondence, face-to-face meetings, additional proposals or scopes of work, or phone conversations.

3.	Determine the transaction price

Pricing is discussed and identified by the operations team prior to submitting an invoice to the customer.

33

4.	Allocate the transaction price to the performance obligations in the contract

If a contract involves multiple obligations, the transaction pricing is allocated accordingly, during the performance obligation phase.

5.	Recognize revenue when (or as) we satisfy a performance obligation

The Company uses digital marketing that includes digital advertising, SEO management and digital ad support. We provide whether presenting a vibrant but simple message about our clients that will enlighten their audience or deploying an influential digital marketing campaign on our online site or across one or multiple social media platforms. Revenue is recognized when ads are run on Company’s advertising platform.

The company generates analytical reports monthly or as required to show how the ad dollars were spent and how the targeting resulted in click-through. The report satisfies the performance obligation, regardless of the outcome or effectiveness of the campaign.

Sales are recognized when promised services are started in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. Sales for service contracts generally are recognized as the services are being provided.

Accounts Receivable and Allowance for Doubtful Accounts

The Company establishes an allowance for bad debts through a review of several factors including historical collection experience, current aging status of the customer accounts, and financial condition of our customers. The Company does not generally require collateral for our accounts receivable. There were no accounts receivable and allowance for doubtful accounts as of September 30, 2021 and 2020.

General and Administrative Expenses

PCMC’s general and administrative expenses consisted of the following types of expenses during 2021 and 2020: Compensation expense, payroll expense, rent, travel and entertainment, legal and accounting, utilities, web sites, office expenses, depreciation and other administrative related expenses.

Property and Equipment

Property and equipment are carried at the cost of acquisition or construction and depreciated over the estimated useful lives of the assets. Costs associated with repair and maintenance are expensed as incurred. Costs associated with improvements which extend the life, increase the capacity or improve the efficiency of our property and equipment are capitalized and depreciated over the remaining life of the related asset. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

Impairment of Long-Lived Assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical-cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. Fair value is determined based on either expected future cash flows at a rate we believe incorporates the time value of money. No indications of impairments were identified in 2021 or 2020.

34

Basic and Diluted Net (Loss) per Share

	September 30,
	2021	2020
Numerator:
Net (Loss) attributable to common shareholders of PCMC	$(21,740)	$(8,434)
Net (Loss) attributable to PCMC	$(21,740)	$(8,434)

Denominator:
Weighted average common and common equivalent shares outstanding – basic and diluted	34,276,816	34,276,816

Earnings (Loss) per Share attributable to PCMC
Basic	$(0.00)	$(0.00)
Diluted	$(0.00)	$(0.00)

When an entity has a net loss, it is prohibited from including potential common shares in the computation of diluted per share amounts. Accordingly, we have utilized basic shares outstanding to calculate both basic and diluted loss per share for the twelve months ended September 30, 2021 and 2020. The number of potential anti-dilutive shares excluded from the calculation shares for the period ended September 30, 2021 is zero.

Income Taxes

Uncertain tax position

The Company also follows the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. No liability for unrecognized tax benefits was recorded as of September 30, 2021 and 2020.

Fair Value of Financial Instruments

The ASC guidance for fair value measurements and disclosure establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1 Inputs – Quoted prices for identical instruments in active markets.

Level 2 Inputs – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs – Instruments with primarily unobservable value drivers. The Company has no Level 3 Inputs.

The Company’s financial instruments consist of cash and cash equivalents, accounts payable and debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

35

Related Party Transactions

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. Related party note and interest balances as of September 30, 2021 and 2020 were $402,529 and $392,029, respectively and related party accrued liabilities as of September 30, 2021 and 2020 of $26,237 and $26,237, respectively (see Note 5. Related Party Transactions).

Research and Development

The Company did not incur any costs for research and development during the years ended September 30, 2021 and 2020.

Advertising Cost

The Company spent no money for advertisement for the years ended September 30, 2021 and 2020.

Depreciation

The Company had no depreciation expense for the years ended September 30, 2021 and 2020.

NOTE 2 – GOING CONCERN

As shown in the accompanying financial statements, PCMC has an accumulated deficit of $5,478,322 since its inception and had a working capital deficit of $424,306 and negative cash flows from operations and limited business operations as of September 30, 2021. These conditions raise substantial doubt as to PCMC’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if PCMC is unable to continue as a going concern.

PCMC continues to review its expense structure reviewing costs and their reduction to move towards profitability. Management plans to continue raising funds through debt and equity financing to fund expenditures or other cash requirements. There can be no assurance that additional financing will be available to the Company on acceptable terms or at all. These financial statements do not give effect to adjustments to assets would be necessary for the Company be unable to continue as going concern

NOTE 3 – NOTES PAYABLE

	Original	Due	Interest	Sept 30,	Sept 30,
Name	Note Date	Date (1)	Rate	2021	2020

Related Party:
Specialty Capital Lenders – Note Payable – Related Party	9/30/2016	10/01/2021	3%	$350,000	$350,000

(1)	Specialty Capital Lenders extended the due date of the note for one year.

During the twelve months ending September 30, 2021 and 2020, the Company had $10,500 and $10,500 in interest expense, respectively.

On September 30, 2016, the Company issued a Promissory Note to Stephen Brock, the Company’s Chief Executive Officer and Director, in the principal amount of three hundred fifty thousand dollars USD ($350,000.00) (see Note 5. Related Party Promissory Note). The unpaid principal accrues interest at the rate of three percent (3.00%) per annum, and the note matures on October 1, 2021 (the “Maturity Date”). On the Maturity Date, the Company must pay Brock the outstanding principal balance together with all accrued and unpaid interest.

36

The Company has the option to extend the Maturity Date of the Promissory Note for one additional period of six (6) months (the “Extension Term”), provided that (i) the Company provides written notice of exercise to Brock not later than thirty (30) days or more than sixty (60) days prior to the Maturity Date and (ii) the Company must pay Brock the accrued and unpaid interest to the Maturity Date.

On August 3, 2020, the promissory note was assigned by Brock to Specialty Capital Lenders LLC.

As of September 30, 2020, the Company had entered into an Obligation Extension Agreement (“Extension Agreement”) with Specialty Capital Lenders LLC. Pursuant to the terms of the Extension Agreement, the original principal will continue to accrue interest at the rate of three (3%) percent per annum beginning on October 1, 2020. The Extension Agreement shall terminate as of October 1, 2021, at which time all unpaid principal and accrued interest will be due and payable to Specialty Capital Lenders LLC.

The Company may, at its sole discretion, at any time prepay all or any part of the principal amount of the Promissory Note, without premium, but with all accrued interest to the date of prepayment. Partial prepayments will be applied to accrued interest and then to principal.

As of September 30, 2021 and 2020, the Company owed $350,000 in principal, and owed $52,529 and $42,029 in accrued interest, respectively.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

The Company is obligated for payments under related party accrued expenses and notes payable.

NOTE 5 – RELATED PARTY TRANSACTIONS

On August 3, 2020 Specialty Capital Lenders LLC was assigned a $350,000 promissory note by the former note holder and CEO of the Company. As of September 30, 2021, the balance of the promissory note outstanding was $350,000. The balance of accrued interest payable on the note was $52,529 and $42,029 as of September 30, 2021 and 2020, respectively.

As of September 30, 2021 and 2020, the Company owed $26,237 to Specialty Capital Lenders LLC and Repository Services LLC for funds advanced to the Company for general and administrative expenses.

NOTE 6 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has 5,000,000 shares of preferred stock authorized, $0.001 par value. As of September 30, 2021 and 2019, the Company has no preferred stock outstanding.

Common Stock

The Company has 50,000,000 shares of common stock authorized, $0.001 par value. As of September 30, 2021 and 2020, the Company had 34,276,816 shares of common stock outstanding.

The Company issued no shares of common stock in the twelve months ended September 30, 2021 or 2020.

37

NOTE 7 – INCOME TAXES

The Company follows ASC 740, Accounting for Income Taxes. During 2009, there was a change in control of the Company. Under section 382 of the Internal Revenue Code such a change in control negates much of the tax loss carry forward and deferred income tax. Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry forwards. For federal income tax purposes, the Company uses the accrual basis of accounting, the same that is used for financial reporting purposes.

As of September 30, 2021 and 2020, the Company's accumulated deficit was $5,478,322 and $5,456,582, respectively. Only $21,740 of this deficit will offset income in the future since all prior net operating loss deductions are disallowed upon a change of control or if the Company does not continue in the same line of business for two years following the year of change.

Federal income tax returns have not been examined and reported upon by the Internal Revenue Service; returns of the years since September 30, 2018 are still open.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date that the financial statements were issued and has determined that there are no disclosable subsequent events.

38

B. FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2022 and 2021 – UNAUDITED

39

PUBLIC COMPANY MANAGEMENT CORP.

BALANCE SHEETS

	June 30, 2022	September 30, 2021

Assets
Current assets
Cash	$4,490	$6,688

Total Assets	$4,490	$6,688

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable and accrued expenses	$16,974	$2,228
Accounts payable and accrued expenses - related party	32,164	26,237
Accrued interest payable – related party	60,404	52,529
Note payable – related party	350,000	350,000
Total Current Liabilities	$459,542	$430,994
Total Liabilities	$459,542	$430,994

Stockholders’ deficit
Preferred Stock, 5,000,000 authorized at $0.001 par value; zero shares issued and outstanding at September 30, 2021 and September 30, 2020	-	-
Common Stock, 50,000,000 authorized at $0.001 par value; 34,276,816 shares issued and outstanding at June 30, 2022 and September 30, 2021	34,277	34,277
Additional paid-in capital	5,019,739	5,019,739
Accumulated deficit	(5,509,068)	(5,478,322)
Total stockholders’ deficit	(455,052)	(424,306)
Total liabilities and stockholders’ deficit	$4,490	$6,688

The accompanying notes are an integral part of these financial statements.

40

PUBLIC COMPANY MANAGEMENT CORP.

STATEMENTS OF OPERATIONS

	For the Three Months Ended		For the Nine Months Ended
	June 30,		June 30,
	2022	2021	2022	2021

Revenues
Revenues	$-	$-	$-	$-

Operating expenses
General and administrative expenses	12,744	664	22,871	10,417
Total Operating Expenses	12,744	664	22,871	10,417

(Loss) from operations	(12,744)	(664)	(22,871)	(10,417)

Other income (expense)
Interest expense	(2,625)	(2,625)	(7,875)	(7,875)
Total Other Expense	(2,625)	(2,625)	(7,875)	(7,875)

Net (loss)	$(15,369)	$(3,289)	$(30,746)	$(18,292)

Basic and Diluted income (loss) per share
Basic and diluted income per share	(0.00)	(0.00	$(0.00)	$(0.00)

Weighted average number of shares outstanding basic and diluted	34,276,816	34,276,816	34,276,816	34,276,816

The accompanying notes are an integral part of these financial statements.

41

PUBLIC COMPANY MANAGEMENT CORP.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED JUNE 30, 2022 AND 2021

FOR THE THREE MONTHS ENDED JUNE 30, 2022 AND 2021

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance at March 31, 2022	-	$-	34,276,816	$34,277	$5,019,739	$(5,493,699)	$(439,683)

Net loss	-	-	-	-	-	(15,369)	(15,369)
Balances at June 30, 2022	-	$-	34,276,816	$34,277	$5,019,739	$(5,509,068)	$(455,052)

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balances at March 31, 2021	-	$-	34,276,816	$34,277	$5,019,739	$(5,471,585)	$(417,569)

Net loss	-	-	-	-	-	(3,289)	(3,289)
Balances at June 30, 2021	-	$-	34,276,816	$34,277	$5,019,739	$(5,474,874)	$(420,858)

FOR THE NINE MONTHS ENDED JUNE 30, 2022 AND 2021

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance at September 30, 2021	-	$-	34,276,816	$34,277	$5,019,739	$(5,478,322)	$(424,306)

Net loss	-	-	-	-	-	(30,746)	(30,746)
Balances at June 30, 2022	-	$-	34,276,816	$34,277	$5,019,739	$(5,509,068)	$(455,052)

42

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balances at September 30, 2020	-	$-	34,276,816	$34,277	$5,019,739	$(5,456,582)	$(402,566)

Net loss	-	-	-	-	-	(18,292)	(18,292)
Balances at June 30, 2021	-	$-	34,276,816	$34,277	$5,019,739	$(5,474,874)	$(420,858)

 The accompanying notes are an integral part of these financial statements.

43

PUBLIC COMPANY MANAGEMENT CORP.

STATEMENTS OF CASH FLOWS

	For the Nine Months Ended
	June 30
	2022	2021
Cash flows from operating activities
Net (loss)	$(30,746)	$(15,003)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities
Accounts payable and accrued expenses	14,746	2,314
Accounts payable and accrued expenses	5,927	-
Accrued interest payable – related party	7,875	7,875
Net cash (used in) operating activities	(2,198)	(7,439)

Cash flows from investing activities	-	-

Cash flows from financing activities	-	-

Net increase (decrease) in cash	(2,198)	(7,439)

Cash, beginning of period	6,688	16,000

Cash, end of period	$4,490	$8,561

SUPPLEMENTAL DISCLOSURE:
Interest paid	$-	$-
Income taxes paid	-	-

The accompanying notes are an integral part of these financial statements.

44

PUBLIC COMPANY MANAGEMENT CORP.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF ACCOUNTING POLICIES

Nature of Business

Public Company Management Corporation ("Company”), a Nevada corporation, was formed on October 26, 2000. On October 1, 2004, MyOffiz, Inc. ("MyOffiz") entered into an Exchange Agreement with the certain controlling shareholders of GoPublicToday.com, Inc., Pubco WhitePapers, Inc., and Public Company Management Services, Inc. The Company was the holding company for, and conducted its operations through, its subsidiary companies. The term "we" and "our" refers to the Company and its subsidiaries unless otherwise stated.

Pursuant to the Exchange Agreement, MyOffiz acquired approximately 92.1% of the outstanding shares of GoPublicToday.com, Inc., all of the outstanding shares of Pubco WhitePapers, Inc., and all of the outstanding shares of Public Company Management Services, Inc in exchange for the new issuance of an aggregate of 15,326,650 of MyOffiz's common stock. Subsequent to the Exchange Agreement, MyOffiz obtained 100% of the partially owned subsidiaries, changed its fiscal year end from June 30 to September 30, and changed its name to Public Company Management Corporation.

The Company was a management consulting firm that educated and assisted small businesses to improve their management, corporate governance, regulatory compliance, and other business processes, with a focus on capital market participation. The Company offered the following services to its clients at various stages of the business lifecycle:

•	Educational products to improve business processes or explore entering the capital markets;
•	Startup consulting to early-stage companies planning for growth;
•	Management consulting to companies seeking to enter the capital markets via self-underwriting or direct public offering or to move from one capital market to another; and
•	Compliance services to fully reporting, publicly traded companies.

The Company generated revenues primarily from consulting services that it provided to private company clients seeking to become fully reporting, publicly traded companies. The Company also generated revenue from regulatory compliance services that the Company was providing to public company clients that are required to file periodic and other reports with the Securities and Exchange Commission (“SEC”). The Company would be paid a flat fee for these services, which generally consisted of cash and restricted shares of the Company’s clients’ common stock.

Predicated upon the economic recession of 2008, commencing with the subprime mortgage crisis and bank crisis, a significant increase in housing foreclosures ultimately caused the stock market to crash in September 2008. At that time, and prior, the Company faced competition from a large number of consulting firms, investment banks, venture capitalists, merchant banks, financial advisors, and other similar management consulting and regulatory compliance services firms. Due to (i) the inability to raise funds in the marketplace and (ii) the intense competition in every aspect of the Company’s business, the Company was unable to operate profitably.

Basis of Preparation

The accompanying financial statements include the financial information of PCMC Holdings Inc. (“PCMC”), the “Company”) have been prepared in accordance with the instructions to financial reporting as prescribed by the Securities and Exchange Commission (the “SEC”). The preparation of these financial statements and accompanying notes in conformity with U.S. generally accepted accounting principles (“GAAP”). In the opinion of management, the financial statements contained in this report include all known accruals and adjustments necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods reported herein.

45

Adoption of New Accounting Standard

PCMC adopted Accounting Standard Update 2014-09, Revenue from Contracts with Customers, at the start of the first quarter of 2019 using the modified retrospective approach and recorded a cumulative effect adjustment to retained earnings based on the current terms and conditions for open contracts as of January 1, 2019. The adoption of the standard did not have a material impact on the Company’s Financial Statements. The comparative information has not been restated and continues to be reported under the accounting standards in effect for those periods.

Accounting Standards Not Yet Adopted

In June 2016, the FASB issued ASU 2016-3, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instructions (ASU 2016-13), which requires measurement and recognition of expected credit losses for financial assets held. ASU 2016-3 is effective for us in our first quarter of fiscal 2023, and earlier adoption is permitted. We are currently evaluating the impact of our pending adoption of ASU 2016-13 on our financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates are primarily used in our revenue recognition, long-lived asset impairments and adjustments, deferred tax, stock-based compensation, and reserves for legal matters.

Cash and Cash Equivalents

PCMC considers all highly liquid investments purchased with an original maturity of three months or less to be cash and cash equivalents.

Stock-Based Compensation

The Company accounts for stock-based compensation to employees in accordance with ASC 718 requiring employee equity awards to be accounted for under the fair value method. Accordingly, share-based compensation is measured at grant date, based on the fair value of the award and is recognized as expense over the requisite employee service period. The Company accounts for stock-based compensation to other than employees in accordance with ASU 2019-07 Equity instruments issued to other than employees are valued at the earlier of a commitment date or upon completion of the services, based on the fair value of the equity instruments and is recognized as expense over the service period. The Company estimates the fair value of share-based payments using the Black-Scholes option-pricing model for common stock options and the closing price of the company’s common stock for common share issuances.

Revenue Recognition

The core principles of revenue recognition under ASC 606 include the following five criteria:

1.	Identify the contract with the customer
Contract with our customers may be oral, written, or implied. A written and signed invoice stating the terms and conditions is the Company’ preferred method. The terms of a written contract may be contained within the body of an invoice or in an email. No work is commenced without an understanding between the Company and our client that a valid contract exists.

2.	Identify the performance obligations in the contract
Our sales and account management teams define the scope of services to be offered, to ensure all parties are in agreement and obligations are being delivered to the customer as promised. The performance obligation may not be fully identified in a mutually signed contract, but may be outlined in email correspondence, face-to-face meetings, additional proposals or scopes of work, or phone conversations.

46

3.	Determine the transaction price
Pricing is discussed and identified by the operations team prior to submitting an invoice to the customer.

4.	Allocate the transaction price to the performance obligations in the contract
If a contract involves multiple obligations, the transaction pricing is allocated accordingly, during the performance obligation phase.

5.	Recognize revenue when (or as) we satisfy a performance obligation

The Company uses digital marketing that includes digital advertising, SEO management and digital ad support. We provide whether presenting a vibrant but simple message about our clients that will enlighten their audience or deploying an influential digital marketing campaign on our online site or across one or multiple social media platforms. Revenue is recognized when ads are run on Company’s advertising platform.

The company generates analytical reports monthly or as required to show how the ad dollars were spent and how the targeting resulted in click-through. The report satisfies the performance obligation, regardless of the outcome or effectiveness of the campaign.

Sales are recognized when promised services are started in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. Sales for service contracts generally are recognized as the services are being provided.

Accounts Receivable and Allowance for Doubtful Accounts

The Company establishes an allowance for bad debts through a review of several factors including historical collection experience, current aging status of the customer accounts, and financial condition of our customers. The Company does not generally require collateral for our accounts receivable. There were no accounts receivable and allowance for doubtful accounts as of June 30, 2022 and September 30 2021.

General and Administrative Expenses

PCMC’s general and administrative expenses consisted of the following types of expenses during 2022 and 2021: Compensation expense, payroll expense, rent, travel and entertainment, legal and accounting, utilities, web sites, office expenses, depreciation and other administrative related expenses.

Property and Equipment

Property and equipment are carried at the cost of acquisition or construction and depreciated over the estimated useful lives of the assets. Costs associated with repair and maintenance are expensed as incurred. Costs associated with improvements which extend the life, increase the capacity or improve the efficiency of our property and equipment are capitalized and depreciated over the remaining life of the related asset. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets.

Impairment of Long-Lived Assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical-cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. Fair value is determined based on either expected future cash flows at a rate we believe incorporates the time value of money. No indications of impairments were identified in 2022 or 2021.

47

Basic and Diluted Net (Loss) per Share

	June 30, June 30,
	2022	2021
Numerator:
Net (Loss) attributable to common shareholders of PCMC	$(30,746)	$(18,292)
Net (Loss) attributable to PCMC	$(30,746)	$(18,292)

Denominator:
Weighted average common and common equivalent shares outstanding – basic and diluted	34,276,816	34,276,816

Earnings (Loss) per Share attributable to PCMC
Basic	$(0.00)	$(0.00)
Diluted	$(0.00)	$(0.00)

When an entity has a net loss, it is prohibited from including potential common shares in the computation of diluted per share amounts. Accordingly, we have utilized basic shares outstanding to calculate both basic and diluted loss per share for the nine months ended June 30, 2022 and 2021. The number of potential anti-dilutive shares excluded from the calculation shares for the period ended June 30, 2022 is zero.

Income Taxes

Uncertain tax position

The Company also follows the guidance related to accounting for income tax uncertainties. In accounting for uncertainty in income taxes, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. No liability for unrecognized tax benefits was recorded as of June 30, 2022 and September 30, 2021.

Fair Value of Financial Instruments

The ASC guidance for fair value measurements and disclosure establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1 Inputs – Quoted prices for identical instruments in active markets.

Level 2 Inputs – Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and model-derived valuations whose inputs are observable or whose significant value drivers are observable.

Level 3 Inputs – Instruments with primarily unobservable value drivers. The Company has no Level 3 Inputs.

48

The Company’s financial instruments consist of cash and cash equivalents, accounts payable and debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Related Party Transactions

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. Related party note and interest balances as of June 30, 2022 and September 30, 2021 were $410,404 and $402,529, respectively and related party accrued liabilities as of June 30, 2022 and September 30, 2021 of $32,164 and $26,237, respectively (see Note 4. Related Party Transactions).

Research and Development

The Company spent no money for research and development cost for the nine months ended June 30, 2022 and 2021.

Advertising Cost

The Company spent no money for advertisement for the nine months ended June 30, 2022 and 2021.

Depreciation

The Company had no depreciation expense for the nine months ended June 30, 2022 and 2021, respectively.

NOTE 2 – GOING CONCERN

As shown in the accompanying financial statements, PCMC has an accumulated deficit of $5,509,068 since its inception and had a working capital deficit of $455,052 and negative cash flows from operations and limited business operations as of June 30, 2022. These conditions raise substantial doubt as to PCMC’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if PCMC is unable to continue as a going concern.

PCMC continues to review its expense structure reviewing costs and their reduction to move towards profitability. Management plans to continue raising funds through debt and equity financing to fund expenditures or other cash requirements. There can be no assurance that additional financing will be available to the Company on acceptable terms or at all. These financial statements do not give effect to adjustments to assets would be necessary for the Company be unable to continue as going concern

NOTE 3 – NOTES PAYABLE

	Original	Due	Interest	June 30,	Sept 30,
Name	Note Date	Date	Rate	2022	2021

Related Party:
Specialty Capital Lenders LLC – Related Party	9/30/2016	10/01/2021	3%	350,000	350,000

During the nine months ending June 30, 2022 and 2021, the Company had $7,875 and $7,875 in interest expense, respectively.

On September 30, 2016, the Company issued a Promissory Note to Stephen Brock, the Company’s Chief Executive Officer and Director, in the principal amount of three hundred fifty thousand dollars USD ($350,000.00) (see Note 6. Related Party Promissory Note). The unpaid principal accrues interest at the rate of three percent (3.00%) per annum, and the note matures on October 1, 2022 (the “Maturity Date”). On the Maturity Date, the Company must pay Brock the outstanding principal balance together with all accrued and unpaid interest.

49

On August 3, 2020, the promissory note was assigned by Brock to Specialty Capital Lenders LLC.

As of September 30, 2020, the Company had entered into an Obligation Extension Agreement (“Extension Agreement”) with Specialty Capital Lenders LLC. Pursuant to the terms of the Extension Agreement, the original principal will continue to accrue interest at the rate of three (3%) percent per annum beginning on October 1, 2020. The Extension Agreement shall terminate as of October 1, 2022, at which time all unpaid principal and accrued interest will be due and payable to Specialty Capital Lenders LLC.

The Company may, at its sole discretion, at any time prepay all or any part of the principal amount of the Promissory Note, without premium, but with all accrued interest to the date of prepayment. Partial prepayments will be applied to accrued interest and then to principal.

As of June 30, 2022 and September 30 2021, the Company owed $350,000 in principal, and owed $60,404 and $52,529 in accrued interest, respectively.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

The Company is obligated for payments under related party accrued expenses and notes payable.

NOTE 5 – RELATED PARTY TRANSACTIONS

On August 3, 2020 Specialty Capital Lenders LLC was assigned a $350,000 promissory note by the former note holder and CEO of the Company. As of September 30, 2021, the balance of the promissory note outstanding was $350,000. The balance of accrued interest payable on the note was $52,529 and $42,029 as of September 30, 2021 and 2020, respectively.

As of September 30, 2021 and 2020, the Company owed $26,237 to Specialty Capital Lenders LLC and Repository Services LLC for funds advanced to the Company for general and administrative expenses.

NOTE 6 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has 5,000,000 shares of preferred stock authorized, $0.001 par value. As of June 30, 2022 and September 30, 2021, the Company has no preferred stock outstanding.

Common Stock

The Company has 50,000,000 shares of common stock authorized, $0.001 par value. As of June 30, 2022 and September 30, 2021, the Company had 34,276,816 shares of common stock outstanding.

The Company issued no shares of common stock in the nine months ended June 30, 2022 and 2021.

NOTE 7 – INCOME TAXES

The Company follows ASC 740, Accounting for Income Taxes. During 2009, there was a change in control of the Company. Under section 382 of the Internal Revenue Code such a change in control negates much of the tax loss carry forward and deferred income tax. Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes, and (b) net operating loss carry forwards. For federal income tax purposes, the Company uses the accrual basis of accounting, the same that is used for financial reporting purposes.

50

As of June 30, 2022 and September 30, 2021, the Company's accumulated deficit was $5,509,068 and $5,493,699, respectively. Only $52,486 of this deficit will offset income in the future since all prior net operating loss deductions are disallowed upon a change of control or if the Company does not continue in the same line of business for two years following the year of change.

Federal income tax returns have not been examined and reported upon by the Internal Revenue Service; returns of the years since September 30, 2018 are still open.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date that the financial statements were issued and has determined that there are no disclosable subsequent events.

51

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

In its two most recent fiscal years, the Company has had no disagreements with its independent accountants.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.		Description

3.1	*	Articles of Incorporation
3.2	*	Amendment to Articles of Incorporation
3.3	*	By-Laws
10.1	**	Debt Restructure Agreement of September 16, 2016 [Executed Copy]
10.2	**	Promissory Note of September 30, 2016 [Executed Copy]
10.3	**	Assignment of Promissory Note to Specialty Capital LLC of August 3, 2020 [Executed Copy]
10.4	**	Obligation Extension Agreement of August 31, 2022 [Executed Copy]
10.5		Obligation Extension Agreement of September 30, 2020 [Executed Copy]
10.6		Obligation Extension Agreement of November 1, 2021 [Executed Copy]
10.7		Obligation Extension Agreement of January 31, 2022 [Executed Copy]
23.1	*	Consent of MaughanSullivan LLC

*	Incorporated by reference to the Registrant’s Registration Statement on Form 10 filed on June 1, 2022.

**	Incorporated by reference to the Registrant’s Registration Statement on Form 10-K, Amendment No. 2 filed on September 6, 2022.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 25, 2022

PUBLIC COMPANY MANAGEMENT CORPORATION

By:	/s/ Patrick McMahon

Patrick McMahon
Director and Chief Executive Officer

52